Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the L-3 Communications Corporation Employee Stock Purchase Plan (the "Plan") on Form 11-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Frank C. Lanza, Chairman and Chief Executive Officer of L-3 Communications Holdings, Inc., and Robert V. LaPenta, President and Chief Financial Officer of L-3 Communications Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Frank. C. Lanza	/s/ Robert V. LaPenta
Frank C. Lanza	Robert V. LaPenta
Chairman and Chief Executive Officer of L-3 Communications Holdings, Inc.	President and Chief Financial Officer of L-3 Communications Holdings, Inc.
March 30, 2004	March 30, 2004